Exhibit 10.2

AMENDMENT TO RIGHTS AGREEMENT

OF

PHOTOWORKS, INC.

THIS AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) by and between Photoworks, Inc. (f/k/a Seattle Filmworks, Inc.), a Washington corporation (the “Company”) and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), a New Jersey limited liability company (the “Rights Agent”) is made as of this 7th day of July, 2005.

WHEREAS, the Company and the Rights Agent entered into a certain Rights Agreement on December 16, 1999 (the “Agreement”); and

WHEREAS, Section 25.2 of the Agreement provides that the Company may from time to time amend any provision of the Agreement without the approval of any holders of Rights (as therein defined) in order to make any provision with respect to the Rights which the Company may deem necessary or desirable, each such amendment to be evidenced by a writing signed by the Company and the Rights Agent; and

WHEREAS, the Company believes it is desirable to amend the Agreement as set forth below in order to facilitate the consummation of the transactions contemplated by that certain Convertible Note, Warrant and Common Stock Purchase Agreement dated as of February 16, 2005 by and between the Company and Sunra Capital Holdings, Ltd. and that certain Amendment to Subordinated Debentures dated as of February 16, 2005 by and between the Company and Matinicus LP.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.          Amendment of the Agreement. Except as otherwise explicitly provided in this Amendment, the Agreement will remain unchanged and in full force and effect.

2.          Modification to the Agreement. Section 7.1 of the Agreement is hereby amended to read in its entirety as follows (with the new language appearing in underlined italics):

“7.1      Subject to Section 7.6 hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-thousandths (1/1000ths) of a share of Preferred Stock (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earlier of (i) the Close of Business on July 15, 2005 (the “Final Expiration Date”),

or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”).”

3.              Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Originally executed counterparts may be delivered by facsimile and any such delivery shall be valid for all purposes as delivery of a manual signature and equally admissible in any legal proceedings to which any party is a party.

4.              Entire Understanding. This Amendment shall supersede and replace any prior agreement or amendment relating to the amendment of Section 7.1 of the Agreement.

5.              Governing Law. This Amendment shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington; except that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.              Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Amendment, and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

Exhibit 10.2

IN WITNESS WHEREOF, the parties have executed this AMENDMENT TO RIGHTS AGREEMENT as of the date first written above.

PHOTOWORKS, INC.

/s/ Werner Reisacher

Werner Reisacher

Vice President and Chief Financial Officer

Address:	1260 16th Avenue West
Seattle, Washington 98119

MELLON INVESTOR SERVICES LLC

/s/ Lisa Porter

(Signature)

By:	Lisa Porter
(print)
Its:	Vice President
(print)
Address:	520 Pike Street, Suite 1220
Seattle, Washington 98101

[SIGNATURE PAGE TO AMENDMENT TO RIGHTS AGREEMENT]